Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-266317, 333-257919, 333-252341 and 333-273998) and Form S-1 (File No. 333-271950) of Kiromic BioPharma, Inc. and subsidiaries of our report dated March 18, 2024, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Kiromic BioPharma, Inc. and subsidiaries for the year ended December 31, 2023.

/s/ Whitley Penn LLP

Houston, Texas

March 18, 2024